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                                                                  EXHIBIT 10.2

                                   FISCAL 2000
                           INCENTIVE COMPENSATION PLAN


PURPOSE

This plan is designed to provide financial reward to key members of The J. Jill Group, Inc. for their contribution toward the attainment of the company's financial goals in fiscal 2000.

PARTICIPATION

This plan is restricted to key management personnel whose performance has a measurable impact on the company's ability to achieve its financial goals. Participation in the plan and assignment of bonus percentages is made either by the Compensation Committee of the Board of Directors in the case of executive officers or by the President of the company in the case of everyone else. The Compensation Committee and the President may also award additional bonuses at their discretion.

ELIGIBILITY TO RECEIVE BONUS

   o Bonus plan participants will be eligible to receive their bonus if the company meets or exceeds its operating income (earnings before interest and taxes) goal for the performance period.

   o Participants in performance counseling will not be eligible for a bonus payout for that season.

   o Participants must be actively employed for a minimum of three months in the season for which the bonus is earned.

   o Participants must be employed on the last day of the bonus performance period.

   o     Participants terminated for cause will not be eligible for bonus.

CALCULATION OF BONUS PAYMENT

To determine the amount of bonus to be paid to an individual, simply multiply the individual's bonus percentage by the base salary earnings for the performance period.

PERFORMANCE PERIOD

This plan pertains to the fiscal year ending December 30, 2000. For measurement purposes the fiscal year will be divided into two seasonal performance periods:

   o     Spring-December 26,1999 to June 24, 2000

   o     Fall-June 25, 2000 to December 30, 2000

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ADDITIONAL BONUSES

The Compensation Committee and the President may also award additional bonuses at their discretion. The criteria for eligibility, the calculation of the bonus payment and the performance period(s) for such bonuses shall all be determined at the time of the additional bonus award.

PAYMENTS

Bonus payments will be made as soon as possible after the close of the performance period (i.e.season).


EXAMPLE

Assume:  Base annual salary of $50,000 and a bonus percentage of 10%

CASE 1:  The Company meets the financial plan for both seasons:

                                    BASE SALARY     BONUS %             BONUS
                                    -----------     -------            -------
                  Spring            $ 25,000          10%              $ 2,500
                  Fall              $ 25,000          10%              $ 2,500
                                    --------                           -------

                  Fiscal 2000       $ 50,000                           $ 5,000
                                    --------                           -------


CASE 2: The Company meets the Spring financial plan but not the Fall financial plan:

                                    BASE SALARY     BONUS %             BONUS
                                    -----------     -------            -------
                  Spring            $ 25,000          10%              $ 2,500
                  Fall              $ 25,000          ---                  ---
                                    --------                           -------

                  Fiscal 2000       $ 50,000                           $ 2,500
                                    --------                           -------